BlackRock New York Investment Quality Municipal Trust

FILE #811-07672

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/13/2007	Puerto Rico Sales Tax Financing Corp.	2,667,603,528	100,000

Goldman, Sachs & Co., Lehman Brothers A.G. Edwards & Sons, Inc.,Banc of America Securities LLC, BBVAPR MSD, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., First Albany Capital Inc., J.P. Morgan Securities, Inc., Loop Capital Markets, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., Oriental Financial Services, Popular Securities, Inc., RBC Capital Markets, Samuel A. Ramirez & Co., Inc., Santander Securities, UBS Securities LLC, Wachovia Bank, National Association

10/3/2007	NEW YORK ST TWY AUTH	1,008,910,000	100,000

Citi, JPMorgan, M.R. Beal & Company, Merrill Lynch & Co., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc, RBC Capital Markets, UBS Investment Bank, KeyBanc Capital Markets, Wachovia Bank, National Association

12/6/2007	METROPOLITAN TRANSN AUTH N Y REV	415,000,000	100,000

Citi, JPMorgan, Lehman Brothers, Bear, Stearns & Co. Inc, UBS Investment Bank, Banc of America Securities LLC, DEPFA First Albany Securities, LLC., Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Stanley, M.R. Beal & Company, Ramirez & Co. Inc., Raymond James & Associates, Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, N.A.

BlackRock New York Investment Quality Municipal Trust

FILE #811-07672

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/7/2008	PUERTO RICO COMWLTH AQUEDUCT & SWR	1,316,204,456	250,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc, Banc of America Securities LLC, BBVAPR MSD, DEPFA First Albany Securities LLP, Eurobank MSD, Goldman, Sachs & Co., JP Morgan, Lehman Brothers, Loop Capital Markets,

6/5/2008	Dormitory Authority of the State of New Municipal Health	120,820,000	300,000	Goldman, Sachs & Co., Alta Capital Group LLC, Janney Montgomery Scott LLC, J.P. Morgan Securities Inc., Merrill Lynch & Co
6/12/2008	NEW YORK N Y CITY TRANSITIONAL FIN	700,000,000	100,000

Goldman, Sachs & Co., Citi, Banc of America Securities LLC, DEPFA First Albany Securities LLC, JPMorgan, Lehman Brothers, Loop Capital Markets LLC, M.R. Beal & Company, Merrill Lynch & Co., Morgan Stanley, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., Roosevelt and Cross Incorporated, Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association, Jackson Securities Inc., Raymond James & Associates, Inc., RBC Capital Markets, Stifel Nicolaus, Southwest Securities.

7/9/2008	NEW YORK ST DORM AUTH REVS NON ST	115,000,000	100,000	Citi, Banc of America Securities LLC, Goldman, Sachs & Co., Loop Capital Markets, LLC, Merrill Lynch, RBC Capital Markets, Sterne, Agee & Leach, Inc.